Exhibit 3.3

SECOND RESTATED

CERTIFICATE OF INCORPORATION

OF

ANNIE’S, INC.

The undersigned, for the purposes of restating the Certificate of Incorporation of Annie’s, Inc., a Delaware corporation (the “Corporation”), as heretofore amended, supplemented and restated, does hereby certify that:

I. On April 28, 2004, the Corporation (under the name “Natural Acquisition Corp.”) filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby causing the Corporation to become organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”).

II. On July 1, 2004, the Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware designating the powers, preferences and other special rights of the Series A 2004 Convertible Preferred Stock and the qualifications, limitations and restrictions thereof.

III. On July 9, 2004, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware changing the name of the Corporation from “Natural Acquisition Corp.” to “Homegrown Naturals, Inc.”

IV. On November 14, 2005, the Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware designating the powers, preferences and other special rights of the Series A 2005 Convertible Preferred Stock and the qualifications, limitations and restrictions thereof.

V. On March 8, 2007, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware changing the name of the Corporation from “Homegrown Naturals, Inc.” to “Annie’s, Inc.”

VI. On March 27, 2008, the Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware increasing the number of shares designated as Series A 2005 Convertible Preferred Stock from 3,673,469 shares to 3,738,469 shares.

VII. On March 7, 2012, the Corporation filed a Certificate of Amendment with the Secretary of State of Delaware amending and restating certain provisions of the original Certificate of Incorporation and the Certificates of Designation for the Series A 2002 Convertible Preferred Stock, Series A 2004 Convertible Preferred Stock and Series A 2005 Convertible Preferred Stock adjusting the automatic conversion price of the Series A 2002 Convertible Preferred Stock, Series A 2004 Convertible Preferred Stock and Series A 2005 Convertible Preferred Stock.

VIII.On April 2, 2012, the Corporation filed an Amended and Restated

Certificate of Incorporation with the Secretary of State of the State of Delaware to authorize 35,000,000 shares of capital stock and amend and restate certain other provisions of the original Certificate of Incorporation.

IX. On September 10, 2013, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware to declassify the Board of Directors.

X. On September 10, 2013, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware to delete various provisions of the Certificate of Incorporation, as heretofore amended, supplemented and restated, related to Solera Capital, LLC and its affiliates that are now inapplicable.

XI. This Second Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Corporation in accordance with Section 245 of the DGCL.

XII. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, supplemented and restated, is hereby restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is: Annie’s, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 35,000,000 shares consisting of:

1. 30,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”); and

2. 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Section 1. Common Stock.

(a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

(b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the DGCL, the holders of Common Stock shall have exclusively all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

(c) Each holder of shares of Common Stock shall be entitled to one (1) vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in this Amended and Restated Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

(d) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(e) No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

Section 2. Preferred Stock.

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock in one or more series and in connection therewith to fix by resolution providing for the issue of any such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the DGCL. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv) dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(ix) restrictions on the issuance of shares of the same series or of any other class or series;

(x) the voting rights, if any, of the holders of shares of the series; and

(xi) such other powers, privileges, preferences and rights, and qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Number of Directors.

Subject to any rights of the holders of any class or series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Section 2. Election and Term of Office.

The directors shall be elected in accordance with the procedures set forth in the Bylaws of the Corporation (the “Bylaws”), as permitted by law. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting at which such director was elected. The directors shall be elected and shall hold office only in this manner, except as expressly provided in Section 3 and Section 4 of this Article V. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Section 3. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill vacancies shall have the same remaining term as that of his or her predecessor.

Section 4. Removal of Directors.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, directors may be removed from office only for cause and, in addition to any vote required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to effect such removal.

Section 5. Rights of Holders of Preferred Stock.

Notwithstanding the provisions of this Article V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designation governing such series.

ARTICLE VI

ANNUAL MEETING

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion, including, without limitation, by remote electronic communication technology.

ARTICLE VII

BYLAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66 2/3% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader director protection rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

CORPORATE OPPORTUNITY

In recognition of the fact that the Corporation, Solera Capital, LLC and its affiliates (collectively, “Solera”) and directors, officers and employees of Solera, acting in their capacities as such, currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued corporate and business relations with Solera (including, without limitation, possible service of directors, officers and employees of Solera as directors, officers and employees of the Corporation), the provisions of this ARTICLE IX are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Solera and its directors, officers and employees, acting in their capacities as such, and the powers, rights, duties and liabilities of the Corporation and its directors, officers, employees and stockholders in connection therewith. In furtherance of the foregoing, the Corporation renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this ARTICLE IX to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision).

To the fullest extent permitted by applicable law, no director, officer, employee or stockholder of the Corporation, in such capacity, that may be Solera or a director, officer, or employee of Solera, acting in his or her capacity as such, shall have any obligation to the Corporation to refrain from competing with the Corporation, making investments in competing businesses or otherwise engaging in any commercial activity that competes with the Corporation, which in each case is not a Restricted Opportunity. To the fullest extent permitted by applicable law, (i) the Corporation shall not have any right, interest or expectancy with respect to any such investment or activity that is not a Restricted Opportunity undertaken by Solera or any director, officer or employee of Solera, acting in his or her capacity as such, (ii) no such investments or activities by Solera that are not Restricted Opportunities shall be deemed wrongful or improper and (iii) Solera shall not be obligated to communicate, offer or present to the Corporation any potential transaction, matter or opportunity that is not a Restricted Opportunity, even if such potential transaction, matter or opportunity is of a character that, if presented to the Corporation, could be taken by the Corporation. In the event that Solera or any director, officer or employee of Solera, acting in his or her capacity as such, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation but is not a Restricted Opportunity, Solera and the directors, officers and employees of Solera, acting in their capacities as such, shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Solera or any director, officer or employee of Solera, acting in his or her capacity as such, pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in such corporate opportunity.

Nothing in this Article IX shall limit or otherwise prejudice any contractual rights the Corporation may have or obtain against Solera or any director, officer or employee of Solera.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Neither the alteration, amendment or repeal of this Article IX nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX would accrue or arise, prior to such alteration, amendment, repeal or adoption.

For purposes of this Article IX:

“Affiliates” shall mean, with respect to Solera, any Person (other than the Corporation or any Person controlled by the Corporation) (x) controlling, controlled by or under common control with Solera, (y) any general partner, managing member or partner, director, officer or employee of Solera or any Affiliate of Solera, or (z) any private equity fund now or hereafter existing that is controlled by one or more of, or shares the same management company with, Solera.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Opportunity” shall mean a transaction, matter or opportunity offered in writing to Solera or a director, officer, or employee of Solera solely and expressly by virtue of such Person being a member of the Board of Directors or an officer or an employee of the Corporation.

ARTICLE X

INDEMNIFICATION

The Corporation shall indemnify its directors to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader protection rights than permitted prior thereto), and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights and indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented by the Board of Directors. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article X to the Board of Directors.

The rights to indemnification and to the advancement of expenses in this Article X shall not be exclusive of any other right which nay person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, as amended from time to time, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE XI

PLACE OF STOCKHOLDER MEETINGS; BOOKS AND RECORDS

Meetings of stockholders may be held within or without the State of Delaware, as the Board of Directors or the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE XII

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; ADVANCE NOTICE

Section 1. Action by Written Consent.

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Section 2. Special Meetings.

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by a resolution duly adopted by the Board of Directors, and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance Notice.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XIII

SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIV

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the Bylaws or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Amended and Restated Certificate of Incorporation, the Bylaws or otherwise, the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Article VI, Article VIII, Article IX, Article X, Article XII, Article XIII, or Article XIV of this Amended and Restated Certificate of Incorporation.

* * *

IN WITNESS WHEREOF, said Annie’s, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Isobel A. Jones, its Secretary, this 10th day of September, 2013.

/s/ Isobel Jones
Isobel Jones Secretary